Rule 424 (b)(5)
                                                              File No. 333-33124

Pricing Supplement No. 2  Dated November 28, 2000

(To Prospectus dated March 31, 2000 and
Prospectus Supplement dated November 21, 2000)

$200,000,000
IDAHO POWER COMPANY
First Mortgage Bonds, Secured Medium-Term Notes, Series C

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Principal Amount:  $20,000,000            Original Issue Date:  December 1, 2000
Interest rate:  7.38 %                    Maturity Date: December 1, 2007

Issue Price:      100% payable in         Proceeds to Issuer After
                  immediately             Commission:  99.400 %
                  available funds

Agent's Commission:  0.600 %              Original Interest
                                          Accrual Date: December 1, 2000
Form:  Book-Entry

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Redemption:         We cannot redeem these notes prior to maturity.

Capacity:           Goldman, Sachs & Co. acted as our agent in this sale.

Use of Proceeds:    We will use the net  proceeds  from the sale of these  notes and the other notes that we are selling today to redeem on January 1, 2001 $75,000,000 principal amount of our first mortgage bonds, 9.50% Series due 2021.


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                                     Agent:

                              GOLDMAN, SACHS & CO.